Exhibit 10.23
$1,000,000,000
UWM Holdings, LLC
6.250% Senior Notes due 2031
PURCHASE AGREEMENT
September 9, 2025
J.P. Morgan Securities LLC
As Representative of the several Purchasers
listed in Schedule A hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

1.Introductory. UWM Holdings, LLC, a Delaware limited liability company (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) for whom J.P. Morgan Securities LLC is acting as representative (the “Representative”) subject to the terms and conditions set forth in this agreement (the “Agreement”), to issue and sell to the several Purchasers $1,000,000,000 aggregate principal amount of its 6.250% Senior Notes due 2031 (the “Notes” or the “Offered Securities”) to be issued under an indenture, to be dated as of September 16, 2025 (the “Indenture”), among the Company, United Wholesale Mortgage LLC, a Michigan limited liability company (the “Guarantor”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Company’s obligations under the Offered Securities will be irrevocable and unconditionally guaranteed, jointly and severally, as to the payment of principal and interest by the Guarantor (the “Guarantee”). As used herein, the term, “Offered Securities” shall include the Guarantee, unless the context otherwise requires.
The Company and the Guarantor hereby agree with each of the Purchasers as follows:
2.Definitions. For purposes of this Agreement the following terms have the following meanings unless the context otherwise requires:
“Applicable Time” means 3:45 p.m. (New York City time) on the date of this Agreement.
“Closing Date” has the meaning set forth in Section 4 hereof.
“Commission” means the U.S. Securities and Exchange Commission.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Final Offering Memorandum” means the final offering memorandum relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.
“General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule B hereto.
“General Solicitation Communication” shall have the meaning set forth in Section 3 herein.
“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.
“Permitted General Solicitation Communication” shall have the meaning set forth in Section 3 herein.
“Preliminary Offering Memorandum” means the preliminary offering memorandum, dated September 9, 2025, relating to the Offered Securities to be offered by the Purchasers.
“Significant Subsidiaries” has the meaning assigned to such term in Rule 1-02(w) of Regulation S-X.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Material includes, but is not limited to, any roadshow slides (and the accompanying audio recording) constituting Free Writing Communication.
“Transaction Documents” means, collectively, this Agreement, the Offered Securities, the Guarantee and the Indenture.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.
The Company understands that the Purchasers propose to make an offering of the Offered Securities on the terms and in the manner set forth herein and in the General Disclosure Package and agrees that the Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Offered Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the General Disclosure Package. The Offered Securities are to be offered and sold, without being registered with the Commission under the Securities Act, to persons reasonably believed to be qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). Pursuant to the terms of the Offered Securities and the Indenture, investors who acquire Offered Securities shall be deemed to have agreed that the Offered Securities may only be resold or otherwise transferred, after the date hereof, if such Offered Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including exemptions afforded by Rule 144A or Regulation S). The Company hereby confirms that it has authorized the use of the General Disclosure Package, the Final Offering Memorandum and any Supplemental Marketing Material in connection with the offer and sale of the Offered Securities by the Purchasers. References herein to the Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein (such documents, the “Incorporated Documents”).
3.Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each of the Purchasers that:
(a)Offering Memoranda. The Company and the Guarantor have prepared or will prepare a Preliminary Offering Memorandum and a Final Offering Memorandum. The Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Memorandum have been prepared by the Company and the Guarantor for use by the Purchasers in connection with the offer and resale of the Offered Securities. No order or decree preventing or suspending the use of the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has been commenced or is pending, or to the knowledge of the Company or the Guarantor, threatened.
(b)Disclosure. As of the date of this Agreement, the Preliminary Offering Memorandum does not, and, as of its date and the Closing Date, the Final Offering Memorandum will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, nor (iii) any General Solicitation Communication, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Memorandum, the Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof. Each of the Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Memorandum, each as of (i) its respective date (or in the case of the General Disclosure Package, as of the Applicable Time) and (ii) the Closing Date, contains or will contain all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act. Except as described in the General Disclosure Package, on the date of this Agreement, the Incorporated Documents that have been filed with the Commission or sent to stockholders pursuant to the Exchange Act which are incorporated by reference in the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.
(c)Good Standing of the Company and the Guarantor. Each of the Company, the Guarantor and each of their respective Significant Subsidiaries have been duly incorporated or formed, as applicable, and are validly existing as a corporation, limited liability company or statutory trust, as applicable, and in good standing under the laws of their respective jurisdiction of incorporation or organization, with power and authority (corporate or other) to own, lease and operate their properties and to conduct their business as described in the General Disclosure Package and the Final Offering Memorandum; and each of the Company, the Guarantor and each of their respective Significant Subsidiaries are duly qualified to do business as a foreign corporation, limited liability company or statutory trust, as applicable, and are in good standing in all other jurisdictions in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, the Guarantor and each of their respective Significant Subsidiaries taken as a whole, or on the ability of the Company and the Guarantor to perform their respective obligations under this Agreement and the Offered Securities (“Material Adverse Effect”).
(d)Significant Subsidiaries. All of the issued and outstanding equity interests of each of the Company’s Significant Subsidiaries has been validly issued, and, except as described in the General Disclosure Package and Final Offering Memorandum, the equity interests of each of the Company’s Significant Subsidiaries owned by the Company are owned free from liens and encumbrances.
(e)Capitalization. The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Final Offering Memorandum under the heading “Capitalization,” and all of the issued membership interests of the Company have been duly authorized and validly issued, fully paid and non-assessable and will not be subject to any pre-emptive or similar rights. Other than as described in the General Disclosure Package and the Final Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. All of the issued membership interests or other ownership interest of each Significant Subsidiary of the Company have been duly authorized and validly issued and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than those disclosed in the General Disclosure Package and Final Offering Memorandum and for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, result in a Material Adverse Effect.
(f)Power and Authority. The Company and the Guarantor have all requisite limited liability company power and authority to execute, deliver and perform their obligations under the Transaction Documents to which each is a party and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(g)Indenture; Offered Securities. On the Closing Date, the Indenture will have been duly authorized, executed and delivered by each of the Company and the Guarantor and will conform to the information in the General Disclosure Package and to the description of the Indenture contained in the Final Offering Memorandum. When duly executed and delivered by each of the parties thereto, the Indenture will constitute the valid and legally binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws of general applicability relating to or affecting the rights and remedies of creditors or by general equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”) and except as rights to indemnification and contribution may be limited by applicable law. On the Closing Date, the Offered Securities to be purchased by the Purchasers from the Company (i) will be in the form contemplated by the Indenture, (ii) will, on the date of this Agreement, have been duly authorized by the Company and the Guarantor for issuance and sale pursuant to this Agreement and the Indenture, (iii) will have been duly executed by the Company, (iv) when authenticated in the manner provided for in the Indenture on the Closing Date and delivered against payment of the purchase price therefor, will have been duly authenticated, issued, executed and delivered and will constitute valid and legally binding obligations of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as rights to indemnification and contribution may be limited by applicable law, and (v) will be entitled to the benefits of the Indenture. No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) is required in connection with the offer and sale of the Offered Securities contemplated hereby or in connection with any exempt resale of the Offered Securities.
(h)No Broker’s Fee. None of the Company, the Guarantor nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person that could give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Offered Securities.
(i)Absence of Further Requirements. No consent, approval, authorization, or order of, or filing, registration or qualification of or with, any person (including any governmental agency or body or any court) is required for the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party or the issuance and delivery of the Offered Securities, the application of the proceeds from the sale of the Offered Securities as described under “Use of Proceeds” in each of the General Disclosure Package and the Final Offering Memorandum, or consummation of the transactions contemplated hereby and thereby except such consents, approvals, authorizations, orders, filings, registrations or qualifications (i) as have been obtained or made or (ii) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Purchasers, each of which has been obtained and is in full force and effect or (iii) the absence or omission of which would not reasonably be expected to materially impair the ability of the Company to consummate the transactions provided for in this Agreement and the Indenture.
(j)Title to Property. Except as described in the General Disclosure Package and the Final Offering Memorandum, the Company and the Guarantor have good and marketable title to all real and personal property reflected in the General Disclosure

Package and Final Offering Memorandum as assets owned by them, in each case free from liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except for those liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances described in the General Disclosure Package and the Final Offering Memorandum; and except as described in the General Disclosure Package and the Final Offering Memorandum, the Company and the Guarantor hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
(k)Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Offered Securities and the Guarantees (and the application of the proceeds from the sale of the Offered Securities as described under “Use of Proceeds” in each of the General Disclosure Package and the Final Offering Memorandum) and compliance with the terms and provisions thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or result in the creation of or imposition of any lien, charge or encumbrance upon any property, right or assets of the Company, the Guarantor or any of their respective subsidiaries pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which the Company, the Guarantor or any of their respective subsidiaries is bound or to which any of the properties, rights or assets of the Company, the Guarantor or any of their respective subsidiaries is subject; (ii) result in any violation of the provisions of the charter, by-laws or operating agreements of the Company, the Guarantor or any of their respective subsidiaries; or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or any of their respective properties or assets  except, in the case of clauses (i) and (iii) above, to the extent any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.
(l)Absence of Existing Defaults and Conflicts. Neither the Company nor the Guarantor is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such defaults or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(m)Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m)

or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.
(n)[Reserved.]
(o)Possession of Licenses and Permits. The Company, the Guarantor and their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the ownership or lease of their respective properties or the conduct of their respective businesses now conducted or proposed in the General Disclosure Package and the Final Offering Memorandum to be conducted by them. The Company, the Guarantor and their respective subsidiaries are in compliance with the terms and conditions of all such Licenses except where any non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of any proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company, the Guarantor or any of their respective subsidiaries, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(p)Absence of Labor Dispute. No labor disturbance by or dispute with the employees of the Company, the Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company and the Guarantor, is imminent and the Company and the Guarantor are not aware of any existing or imminent labor disturbance by employees of any of their or any subsidiary’s principal customers or contractors that could in either case reasonably be expected to have a Material Adverse Effect; none of the Company, the Guarantor or any of their respective subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.
(q)Compliance with Labor Laws. None of the Company, the Guarantor or any of their respective subsidiaries is in violation of or has received notice of any violation with respect to any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees or of any applicable federal or state wage and hour laws, the violation of which could reasonably be expected to have a Material Adverse Effect.
(r)Possession of Intellectual Property. The Company, the Guarantor and their respective subsidiaries (i) own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them; (ii) have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company, the Guarantor or any of their respective subsidiaries, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and (iii) to the knowledge of the Company and the Guarantor, the Intellectual Property Rights of the Company, the Guarantor and their respective subsidiaries are not being infringed, misappropriated or otherwise violated by any person.
(s)Environmental Laws. Except as described in the General Disclosure Package and the Final Offering Memorandum, none of the Company, the Guarantor or any of their respective subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company and the Guarantor are not aware of any pending investigation which would reasonably be expected to lead to such a claim.
(t)Accurate Disclosure. As of the date of this Agreement, the statements in the General Disclosure Package and the Final Offering Memorandum under the headings “Material U.S. Federal Income Tax Consequences,” “Description of Other Indebtedness,” “Description of Notes,” “Risk Factors—Risks Related to our Regulatory Environment (incorporated by reference from UWM Holdings Corporation’s (“Holdings”) Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended March 31, 2025)” and “Legal Proceedings (incorporated by reference from Holdings’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025)” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, in all material respects, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
(u)Absence of Stabilization or Manipulation. None of the Company, the Guarantor or any of their respective affiliates, has taken, directly or indirectly, any action designed to cause or result in, or that reasonably could be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company or the Guarantor in connection with the offering of the Offered Securities.
(v)Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the General Disclosure Package, the Final Offering Memorandum or any Issuer Free Writing Communication are based on or derived from sources that the Company and the Guarantor believe to be reliable and accurate in all material respects and represent good faith estimates that are made on the basis of data derived from such sources.
(w)Disclosure Controls. Holdings and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Holdings in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Holdings and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(x)Absence of Accounting Issues. None of the Chief Financial Officer, General Counsel or any accounting officer or internal auditor of Holdings have identified, are reviewing or investigating, and neither Holdings’ independent auditors nor its internal auditors have recommended that Holdings review or investigate, (i) adding to, deleting, changing the application of, or changing Holdings’ disclosure with respect to, any of Holdings’ material accounting policies; or (ii) any matter which could result in a restatement of Holdings’ financial statements for any annual or interim period during the current or prior three fiscal years. Holdings and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Holdings and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto and fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and regulations. None of the Company, Holdings or the Guarantor, is aware of any significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls.
(y)Litigation. Except as described in the General Disclosure Package and the Final Offering Memorandum, there are no pending investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) (“Actions”) against or affecting the Company, the Guarantor or any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Company, the Guarantor or any of their respective subsidiaries, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect their respective properties or assets or the ability of the Company and the Guarantor to perform their obligations under the Transaction Documents to which each is a party, or which are otherwise material in the context of the sale of the Offered Securities and the Guarantee; and no such Actions are, to the knowledge of the Company and the Guarantor, threatened or contemplated.
(z)Financial Statements. The financial statements of each of the Company and Holdings and their respective consolidated subsidiaries incorporated by reference in the General Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial position of each of the Company and Holdings, as applicable, and their respective consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum has been derived from the accounting records of Holdings and its subsidiaries and presents fairly the information shown thereby. All disclosures contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. No other financial statements or supporting schedules are required to be included in the General Disclosure Package and the Final Offering Memorandum, and there are no pro forma or as adjusted financial statements which are required to be included in the General Disclosure Package and the Final Offering Memorandum which have not been included as so required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.
(aa)No Material Adverse Change in Business. Except as described in the General Disclosure Package and the Final Offering Memorandum, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Offering Memorandum or incorporated by reference therein (i) there has been no change, nor any development or event which has had, or would have, individually or in the aggregate, a Material Adverse Effect; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Guarantor on any class of their capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Guarantor and their respective subsidiaries.

(bb)    Investment Company Act. Neither the Company nor the Guarantor is an open-end investment company, closed-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, neither of them will be, required to be registered as an “investment company” or an entity “controlled” by an “investment company” under the Investment Company Act.
(cc)    Regulations T, U, X. None of the Company, the Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that will cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System (“Federal Reserve”). No part of the proceeds from the sale of the Offered Securities will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Federal Reserve or any margin security within the meaning of Regulation T of the Federal Reserve.
(dd)    Ratings. No “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) (i) has imposed (or has informed the Company or the Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or the Guarantor’s retaining any rating assigned to the Company or the Guarantor or any securities of the Company of the Guarantor or (ii) has notified the Company of the Guarantor that it is considering any of the actions described in Section 8(b)(ii) hereof.
(ee)    Eligibility for Resale. Assuming compliance with the procedures set forth in the “Transfer Restrictions” section of the General Disclosure Package and the Final Offering Memorandum, the Offered Securities are eligible for resale and will not be, at the Closing Date, of the same class (within the meaning of Rule 144A(d)(3)) under the Securities Act as the securities of the Company or the Guarantor that are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, if any.
(ff)    No Registration. Assuming the representations and warranties of Purchasers in Section 5 hereof are true and correct and the Purchasers comply with the offer and sale procedures set forth in this Agreement, it is not necessary, in connection with the offer and sale of the Offered Securities in the manner contemplated by this Agreement and the General Disclosure Package and the Final Offering Memorandum, to register the Offered Securities under the Securities Act or to qualify the Indenture in respect of the Offered Securities under the Trust Indenture Act.
(gg)    No General Solicitation; No Directed Selling Efforts. Neither the Company, nor the Guarantor, nor any of their respective affiliates, nor any other person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantor make no representation) has, directly or indirectly, solicited any offer to buy, offered or sold the Offered Securities (i) by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D of the Securities Act (a “General Solicitation Communication”), other than any such communication consented to in writing by the Representatives (a “Permitted General Solicitation Communication”) and identified on Schedule C hereto, (ii) in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (iii) by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. Neither the Company nor the Guarantor has entered, and neither the Company nor the Guarantor will enter, into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.
(hh)    Cybersecurity. The Company, the Guarantor and their respective subsidiaries’ information technology assets and equipment, computers, hardware, software, websites, systems, networks, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, the Guarantor and their respective subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company, the Guarantor and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to protect their material confidential information and the privacy, confidentiality, integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally-identifiable, sensitive, confidential or regulated data or information in their possession or under their control (collectively “Data”)) from any adverse impact to the availability, confidentiality or integrity of the Data and IT Systems, including any unauthorized, unlawful or accidental access, use, misappropriation, disclosure, modification, encryption or destruction of the Data and IT Systems (each an “Incident”). There has been no Incident, except for those that have been remedied without material cost or liability or the duty to notify any persons or entities, and there have been no suspected Incidents that are currently under internal review or investigations. The Company, the Guarantor and their respective subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, an Incident or any other unauthorized access to or compromise of any Data. The Company, the Guarantor and their respective subsidiaries are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems and Data.
(ii)    No Unlawful Payments. None of the Company, the Guarantor or their respective subsidiaries or, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company, the Guarantor or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Guarantor and their respective subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(jj)    Compliance with Anti-Money Laundering Laws. The operations of the Company, the Guarantor and their respective subsidiaries and Holdings, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor, Holdings or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.
(kk)    Compliance with Sanctions. None of the Company, the Guarantor or any of their respective subsidiaries or, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company, the Guarantor or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Guarantor or any of their respective subsidiaries located, organized or resident in a country or territory that is, or was at the time, the subject or target of Sanctions, including, as of the date of this Agreement, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company, the Guarantor and their subsidiaries have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(ll)    Tax Compliance. The Company, the Guarantor and their respective subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect); and the Company, the Guarantor and their respective subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, be reasonably expected have a Material Adverse Effect.

(mm)    Insurance. The Company and the Guarantor are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company, the Guarantor or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Guarantor are in compliance with the terms of such policies and instruments in all material respects.
(nn)    No Restrictions on Significant Subsidiaries. Except for restrictions imposed by the applicable regulatory authorities, applicable law, their applicable organizational documents or described in the General Disclosure Package and the Final Offering Memorandum, no Significant Subsidiaries of the Company or the Guarantor are currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or the Guarantor, as applicable, from making any other distribution on such Significant Subsidiaries’ capital stock, from repaying to the Company or the Guarantor, as applicable, any loans or advances to such Significant Subsidiaries from the Company or the Guarantor, as applicable, or from transferring any of such Significant Subsidiaries’ properties or assets to the Company or the Guarantor, as applicable, or any other Significant Subsidiaries of the Company or the Guarantor, as applicable.
(oo)    Solvency. On and immediately after the Closing Date, the Company and the Guarantor (after giving effect to the sale and issuance of the Offered Securities and the other transactions related thereto as described in each of the General Disclosure Package and the Final Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature; (iii) assuming consummation of the issuance and sale of the Offered Securities as contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged.
(pp)    Outbound Investment Rules. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is used in the Outbound Investment Rules (as defined below). Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, or (iii) any other activity that would cause the Purchasers to be in violation of the Outbound Investment Rules or cause the Purchasers to be legally prohibited by the Outbound Investment Rules from performing the transactions contemplated in this Agreement. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023 or any similar law or regulation; as of the date of this Agreement, the Outbound Investment Rules are codified at 31 C.F.R. § 850.101 et seq.

4.Purchase, Sale and Delivery of Offered Securities.
(a)The Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.35% of the principal amount of the Notes, plus accrued interest from September 16, 2025 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto. The Company acknowledges and agrees that the Purchasers may offer and sell Offered Securities to or through any affiliate of a Purchaser and that any such affiliate may offer and sell Offered Securities purchased by it to or through any Purchaser.
(b)Delivery of the Notes and Payment Therefor. Payment for and delivery of the Offered Securities will be made at the offices of Latham & Watkins LLP, at 10:00 A.M., (New York City time) on September 16, 2025, or at such other time or place on the same or such other date, as the Representative and the Company may agree upon in writing, such time being herein referred to as the “Closing Date.”
Payment for the Offered Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Purchasers, of one or more global notes representing the Offered Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Offered Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
5.Representations by the Purchasers; Resale by the Purchasers. (a) Each Purchaser severally represents and warrants to the Company and the Guarantor that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.
(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents, warrants and agrees that it has sold the Offered Securities, and will sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only (a) to persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A in transactions meeting the requirements of Rule 144 or (b) in accordance with Rule 903 of Regulation S. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be sold within the United States or to, or for the account or benefit of, U.S. persons

(i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
(c)    Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with its affiliates, the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.
(d)    Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, other than a Permitted General Solicitation Communication.
6.Certain Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally agree with each of the Purchasers that:
(a)Amendments and Supplements to Offering Memoranda. The Company and the Guarantor will promptly advise the Representative of any proposal to amend or supplement the Preliminary Offering Memorandum or the Final Offering Memorandum and will not effect such amendment or supplementation without the Representative’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included or incorporated by reference in the Preliminary Offering Memorandum or the Final Offering Memorandum, the General Disclosure Package, any Supplemental Marketing Material or any General Solicitation Communication, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it is necessary to amend or supplement any of the foregoing to comply with law, the Company and the Guarantor promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement (or any document to be filed with the Commission and incorporated by reference therein) which will correct such statement or omission or so that any of the Preliminary Offering Memorandum or the Final Offering Memorandum, the General Disclosure Package, any Supplemental Marketing Material or any General Solicitation Communication will comply with all applicable law. Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8.
(b)Furnishing of Offering Memoranda. The Company and the Guarantor will furnish to the Purchasers copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein), all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as they may reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company and the Guarantor will promptly furnish or cause to be furnished to the Representative (and, upon request, to the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.
(c)Blue Sky Qualifications. The Company will promptly arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required (i) to qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) to file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
(d)Transfer Restrictions. During the period of one year after the Closing Date, the Company will, upon request, furnish to the Representative, the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
(e)No Resales by Affiliates. During the period of one year after the Closing Date, the Company will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them (except for Offered Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act).
(f)No Integration. The Company and the Guarantor will not, and will cause their respective affiliates (as defined in Rule 144A under the Securities Act) not to make any offer or sale of securities of the Company or its affiliates of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Offered Securities by the Company to the Purchasers, (ii) the resale of the Offered Securities by the Purchasers to the Subsequent Purchasers or (iii) the resale of the Offered Securities by such Subsequent Purchasers to others) the exemption afforded by Section 4(a)(2) of the Securities Act or by Rule 144A or the safe harbor of Regulation S thereunder.
(g)Investment Company. During the period of one year after the Closing Date, neither the Company nor the Guarantor will be or become an open-end investment company, closed-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the Investment Company Act, and neither the Company nor the Guarantor will otherwise be registered or required to be registered as an “investment company” or an entity “controlled” by an “investment company” under the Investment Company Act.
(h)Payment of Expenses. The Company and the Guarantor, jointly and severally, agree to pay all expenses incidental to the performance of their obligations under this Agreement and the Indenture, and in connection with the transactions contemplated hereby, including but not limited to: (i) the fees and expenses of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the

Indenture and the Offered Securities; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) all filing fees and any reasonable and documented expenses (including reasonable and documented fees and disbursements of counsel to the Purchasers) incurred in connection with qualification or registration of the Offered Securities for offer and sale under the securities or Blue Sky laws of the several states of the United States, the provinces of Canada or other jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities (vi) the approval of the Offered Securities by DTC for “book-entry” transfer (including fees and expenses of counsel for the Purchasers); (vii) expenses incurred in distributing the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers; and (viii) the performance by the Company and the Guarantor of their respective obligations under this Agreement. The Company and the Guarantor, jointly and severally, also agree to pay or reimburse the Purchasers (to the extent incurred by them) for reasonable and documented costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers, the Company and the Guarantor relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, travel expenses of the Company’s and the Guarantor’s officers and employees and other expenses of the Company and the Guarantor.
(i)Use of Proceeds. The Company will use the net proceeds received in connection with the offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.
(j)Absence of Manipulation. In connection with the offering and sale of the Offered Securities, until the Representative shall have notified the Company of the completion of the resale of the Offered Securities, none of the Company, the Guarantor or any of their respective affiliates will take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantor in connection with the offering of the Offered Securities.
(k)Restriction on Sale of Securities. For a period of 90 days after the date hereof, the Company and the Guarantor will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, take any of the following actions with respect to any debt securities marketed pursuant to Rule 144A or on a public basis, issued or guaranteed by, the Company or the Guarantor and having a maturity of more than one year from the date of issue, other than mortgage-backed securities, or any securities convertible into or exchangeable or exercisable for any of its debt securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) submit or file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representative. Neither the Company nor the Guarantor will, at any time, directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Rule 144A or Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
7.Free Writing Communications.
(a)Issuer Free Writing Communications. The Company and the Guarantor represent and agree that, unless they obtain the prior consent of the Representative, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute (i) an Issuer Free Writing Communication or (ii) a General Solicitation Communication.
(b)Term Sheets. The Company and the Guarantor consent to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of a pricing term sheet in the form of Exhibit A hereto, or (ii) does not contain any material information about the Company, the Guarantor or their securities that was provided by or on behalf of the Company or the Guarantor, it being understood and agreed that the Company and the Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Memorandum, the Final Offering Memorandum or the General Disclosure Package.
8.Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantor herein (as though made on the Closing Date unless otherwise specified therein), to the accuracy of the statements of officers of the Company and the Guarantor made in certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions precedent:
(a)Accountants’ Comfort Letters. The Purchasers shall have received a letter from Deloitte & Touche LLP, dated the date hereof, in form and substance reasonably satisfactory to the Representative, addressed to the Purchasers concerning the financial information with respect to Holdings, the Company and their respective consolidated subsidiaries set forth in the General Disclosure Package, and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package, and procedures shall be brought down to a date no more than 3 days prior to the date of the Applicable Time. In addition, on the Closing Date, the Purchasers shall have received from Deloitte & Touche LLP a “bring-down comfort letter” dated the Closing Date, addressed to the Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that such letter shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto, and procedures shall be brought down to a date no more than 3 days prior to the Closing Date.
(b)No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any event or condition of a type described in Section 3(aa), which event or condition is not described in each of the General Disclosure Package and the Final Offering Memorandum the effect of which, in the judgment of the Representative makes it impractical or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum; (ii) any downgrading in the rating of any debt securities of Holdings, the Company or the Guarantor by any “nationally recognized statistical rating organization” (as that term is used by the Commission in Section 15E under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Holdings, the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that Holdings, the Company or the Guarantor has been placed on negative outlook (it being understood that the Company (but not, for the avoidance of doubt, Holdings and the Guarantor) has no debt securities as of the date hereof); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of Holdings, the Company or the Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it, in the judgment of the Representative, impractical or inadvisable to enforce contracts for the sale of the Offered Securities.
(c)Opinion and 10b-5 Statement of Counsel for Company. The Purchasers shall have received from Greenberg Traurig, LLP, counsel for the Company and the Guarantor, an opinion and negative assurance letter, dated the Closing Date in form and substance reasonably satisfactory to the Representative.
(d)Opinion and 10b-5 Statement of Counsel for Purchasers. The Purchasers shall have received from Latham & Watkins LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date and a negative assurance letter, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Latham & Watkins LLP may rely as to the formation of the Guarantor and all other matters governed by Michigan law upon the opinion of Greenberg Traurig, LLP referred to above.

(e)Officers’ Certificate. The Purchasers shall have received a certificate, dated the Closing Date, of an executive officer of the Company and the Guarantor and a principal financial or accounting officer of the Company and the Guarantor in which such officers shall state that (i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct as of the Closing Date, (ii) that the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package to the effect of Section 8(b)(i) and Section 8(b)(ii).
(f)Indenture. The Company and the Guarantor shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Purchaser, and the Purchasers shall have received a counterpart of the Indenture that shall have been executed and delivered by a duly authorized officer of the Company, the Guarantor and the Trustee.
(g)Good Standing. The Representative shall have received on and as of the “launch” and Closing Date satisfactory evidence of the good standing of the Company and the Guarantor in their jurisdiction of organization, in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
(h)Additional Documents. On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Purchasers such other certificates and documents as the Purchasers may reasonably request.
(i)DTC. The Offered Securities shall be eligible for clearance and settlement through DTC.
The Company and the Guarantor will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representative may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.
9.Indemnification and Contribution.
(a)Indemnification of Purchasers. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Purchaser Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum, in each case as amended or supplemented, any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material) or any General Solicitation Communication or (ii) any omission or alleged omission of a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (subject to Section 9(c)) will reimburse each Purchaser Indemnified Party for any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information concerning such Purchaser furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below. The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantor may otherwise have.
(b)Indemnification of Company and the Guarantor. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Guarantor, each of their respective affiliates, directors, officers, and employees and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Purchaser furnished to the Company by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the information in the Preliminary and Final Offering Memorandum furnished on behalf of each Purchaser (i) in the first and second sentence of paragraph 4, the second sentence of paragraph 6, and paragraph 7 under the heading “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s or the Guarantor’s failure to perform their obligations under Section 6(a) of this Agreement.
(c)Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the claim or the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure as determined by a final non-appealable judgment of a court of competent jurisdiction; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel and any specialist counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall (x) without the prior written consent of the indemnified party (such consent not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party or (y) be liable for any settlement of any action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement or judgment.
(d)Contribution. If the indemnification provided for in this Section 9 is for any reason unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, or actions in respect thereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault of the Company and the Guarantor on the one hand and the Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantor, and information supplied by the Company shall also be deemed to have been supplied by the Guarantor.
(e)The Company, the Guarantor and the Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Purchaser with respect to the offering of the Offered Securities purchased and resold by it exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (e) to contribute are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 9, each affiliate, director, officer and employee of any Purchaser and each person, if any, who controls any Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Purchaser, and each director of the Company or the Guarantor, and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or the Guarantor.
(f)Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
10.Default of Purchasers.
(a)If on the Closing Date, any Purchaser default in its obligations to purchase Offered Securities that it has agreed to purchase hereunder, the non-defaulting Purchasers may in their discretion arrange for the purchase of such Offered Securities by the non-defaulting Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Purchasers, the non-defaulting Purchasers do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Purchasers to purchase the Offered Securities on such terms. In the event that within the respective prescribed periods, the non-defaulting Purchasers notify the Company that they have so arranged for the purchase of such Offered Securities, or the Company notifies the non-defaulting Purchasers that it has so arranged for the purchase of such Offered Securities, either the non-defaulting Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Purchasers, may be necessary in the General Disclosure Package, the Final Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the General Disclosure Package or the Final Offering Memorandum that effects any such changes. As used in this Agreement, the term “Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule A hereto that, pursuant to this Section 10, purchases Offered Securities that a defaulting Purchaser agreed, but subsequently failed, to purchase.
(b)If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Purchaser or Purchasers by the non-defaulting Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Offered Securities that remains unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of all the Offered Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Offered Securities that such Purchaser agreed to purchase hereunder plus such Purchaser’s pro rata share (based on the principal amount of Offered Securities that such Purchaser agreed to purchase hereunder) of the Offered Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; provided, however, that no non-defaulting Purchasers shall be obligated to purchase more than 110% of the aggregate principal amount of Offered Securities that it agreed to purchase on the Closing Date, pursuant to the terms of Section 4 hereof.
(c)If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Purchaser or Purchasers by the non-defaulting Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Offered Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 6(h) and Section 12 and except that the provisions of Section 9 shall not terminate and shall remain in effect.
(d)Nothing contained herein shall relieve a defaulting Purchaser of any liability it may have to the Company, the Guarantor or any non-defaulting Purchaser for damages caused by such Purchaser’s default.
11.Termination. Prior to the Closing Date, this Agreement may be terminated by the Representative, by notice given to and received by the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Stock Market or in any other over-the-counter market, or minimum or maximum prices shall have been generally established on any of such quotation system or exchange, (ii) trading or quotation of any securities of Holdings, the Company or the Guarantor shall have been suspended or limited by the Commission or on any exchange or in any over-the-counter market, (iii) any general banking moratorium shall have been declared by any U.S. federal, New York or Michigan authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other relevant jurisdiction shall have occurred or (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency or any other change in U.S. or international financial, political or economic conditions, that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Offered Securities on the terms and in the manner contemplated in the General Disclosure Package or the Final Offering Memorandum.
12.Reimbursement of Purchasers’ Expenses. If (a) the Company for any reason fails to tender the Offered Securities for delivery to the Purchasers, or (b) the Purchasers decline to purchase the Offered Securities for any reason permitted under this Agreement, the Company and the Guarantor jointly and severally agree to reimburse the Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel to the Purchasers) incurred by the Purchasers in connection with this Agreement and the proposed purchase of the Offered Securities, as set forth in Section 6(h), and upon demand the Company and the Guarantor shall pay the full amount thereof to the Purchasers.
13.Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Guarantor or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities and any termination of this Agreement. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantor shall, remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 (except with respect to the Purchaser which is in default) and the respective obligations of the Company, the Guarantor and the Purchasers pursuant to Section 9 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated other than because of the termination of this Agreement pursuant to Section 10, the Company will reimburse the non-defaulting Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, subject in all cases to Section 6(h).
14.Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telefaxed and confirmed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063), with a copy to Latham & Watkins LLP, 1271 Avenue of Americas, New York, New York 10020, Attention: Stelios Saffos, Esq., or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to 585 South Blvd. E., Pontiac, Michigan 48341, Attention: Rami Hasani; with a copy to Greenberg Traurig, P.A., 401 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, Attention: Kara MacCullough, Esq., provided, however, that any notice to a Purchaser pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
15.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 9,

and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 6(b) hereof against the Company as if such holders were parties thereto.
16.Representation of Purchasers. The Representative will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Representative will be binding upon all the Purchasers.
17.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
18.Absence of Fiduciary Relationship. The Company and the Guarantor acknowledge and agree that:
(a)No Other Relationship. The Representative has been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Guarantor and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Memorandum or the Final Offering Memorandum, irrespective of whether the Representative has advised or is advising the Company or the Guarantor on other matters;
(b)Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantor following discussions and arms-length negotiations with the Representative and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)Absence of Obligation to Disclose. The Company and the Guarantor have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantor and that the Representative has no obligation to disclose such interests and transactions to the Company or the Guarantor by virtue of any fiduciary, advisory or agency relationship; and
(d)Waiver. The Company and the Guarantor waive, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantor, including stockholders, employees or creditors of the Company or the Guarantor.
(e)Prior Agreements not Superseded. Nothing herein will be deemed to supersede or amend any confidentiality agreement or engagement letter between the Company and the Guarantor, on the one hand, and the representative or the Purchasers, on the other hand.

19.Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
The Company and the Guarantor hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Guarantor, as applicable, is subject by a suit upon such judgment. The Company and the Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
20.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R§ 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-

Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and addresses of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.
22.    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
23.    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Remainder of page intentionally left blank]

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantor and the several Purchasers in accordance with its terms.

Very truly yours, Company UWM HOLDINGS, LLC
By:	/s/ Rami Hasani
Name: Rami Hasani
Title: Executive Vice President, Chief Financial Officer
Guarantor
UNITED WHOLESALE MORTGAGE, LLC
By:	/s/ Rami Hasani
Name: Rami Hasani
Title: Executive Vice President, Chief Financial Officer
[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

J.P. MORGAN SECURITIES LLC
Acting on behalf of itself
and as the Representative of the
several Purchasers

By:	J.P. MORGAN SECURITIES LLC

By: /s/ Shiyu Song
Name: Shiyu Song
Title: Vice President
[Signature Page to Purchase Agreement]

SCHEDULE A

Manager	Principal Amount of Notes to be Purchased
J.P. Morgan Securities LLC	$400,000,000
BofA Securities, Inc.	$100,000,000
Citigroup Global Markets Inc.	$100,000,000
Goldman Sachs & Co. LLC	$100,000,000
BMO Capital Markets Corp.	$50,000,000
BTIG, LLC	$50,000,000
UBS Securities LLC	$50,000,000
Barclays Capital Inc.	$25,000,000
BNP Paribas Securities Corp.	$25,000,000
Jefferies LLC	$25,000,000
Keefe, Bruyette & Woods, Inc.	$25,000,000
Mizuho Securities USA LLC	$25,000,000
RBC Capital Markets, LLC	$25,000,000
Total	$1,000,000,000
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SCHEDULE B
Issuer Free Writing Communications (included in the General Disclosure Package)
1. Final term sheet, dated September 9, 2025, a copy of which is attached hereto as Exhibit A.

B-1

SCHEDULE C
Permitted General Solicitation Communications
None.
C-1

EXHIBIT A
Pricing Term Sheet
[See attached]

PRICING TERM SHEET
DATED SEPTEMBER 9, 2025

UWM HOLDINGS, LLC
6.250% SENIOR NOTES DUE 2031
The information in this pricing term sheet supplements the preliminary offering memorandum, dated September 9, 2025 (the “Preliminary Offering Memorandum”), and supplements and supersedes the information in the Preliminary Offering Memorandum to the extent supplementary to or inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum and should be read together with the Preliminary Offering Memorandum. Terms used but not defined herein shall have the respective meanings set forth in the Preliminary Offering Memorandum.
The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and are being offered only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act. For details about eligible offers, deemed representations and agreements by investors and transfer restrictions, see “Transfer Restrictions” in the Preliminary Offering Memorandum.
Change in Size of Offering
The aggregate principal amount of notes to be issued in the offering increased from $600,000,000 to $1,000,000,000 which reflects an increase of $400,000,000 from the aggregate principal amount set forth on the cover page of the Preliminary Offering Memorandum (the “Upsized Notes Offering”). The additional net proceeds received from the Upsized Notes Offering will be used to (i) repay the 2025 Senior Notes at maturity on November 15, 2025, (ii) pay down amounts outstanding under the MSR Facilities, and (iii) the remainder, if any, for working capital. The information in the Preliminary Offering Memorandum (including, but not limited to, the financial information under “Use of Proceeds” and “Capitalization”) will be changed to reflect the Upsized Notes Offering and the use of proceeds thereof.

Issuer:	UWM Holdings, LLC
Guarantor:	United Wholesale Mortgage, LLC
Securities Title:	6.250% Senior Notes due 2031 (the “notes”)
Principal Amount:	$1,000,000,000
Gross Proceeds:	$1,000,000,000
Distribution:	144A and Regulation S (no registration rights)
Maturity Date:	March 15, 2031
Interest Rate:	6.250%
Interest Payment Dates:	March 15 and September 15, commencing on March 15, 2026
Record Dates:	March 1 and September 1 of each year
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Issue Price:	100.000%
Yield to Maturity:	6.250%
Spread to Treasury:	+259 basis points
Benchmark Treasury:	UST 4.125% due March 31, 2031
Ratings:*	Ba3/BB-
Trade Date:	September 9, 2025
Settlement Date:**	September 16, 2025 (T+5)
CUSIP Numbers:	144A: 903522AB6 Reg S: U9100BAB8
ISIN Numbers:	144A: US903522AB68 Reg S: USU9100BAB81
Denominations:	$2,000 and multiples of $1,000 in excess thereof
Book-Running Manager:	J.P. Morgan Securities LLC
Book-Runners:
BofA Securities, Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
BMO Capital Markets Corp.
BNP Paribas Securities Corp.
BTIG, LLC
UBS Securities LLC
Barclays Capital Inc.
Jefferies LLC
Keefe, Bruyette & Woods, Inc.
Mizuho Securities USA LLC
RBC Capital Markets, LLC

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Redemption at the Issuer’s Option:
At any time and from time to time on or after March 15, 2028, the Issuer may redeem the notes at its option, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption prices expressed as a percentage of principal amount set forth below plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in cash, if redeemed during the twelve-month period beginning on March 15 in the years indicated below:

	Year	Price
	2028	1.03125
	2029	101.563%
	2030 and thereafter	100.000%
At any time and from time to time prior to March 15, 2028, upon not less than 10 nor more than 60 days’ notice, the Issuer may redeem some or all of the notes at a price of 100% of the principal amount of the notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
At any time and from time to time prior to March 15, 2028, the Issuer may redeem notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 106.250% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes); provided that (i) the redemption takes place not later than 180 days after the closing of the related Equity Offering; and (ii) not less than 50% of the principal amount of the notes (calculated after giving effect to any additional notes issued under the indenture) remains outstanding immediately thereafter excluding any notes held by the Issuer or its Subsidiaries (unless all notes are otherwise redeemed substantially concurrently).

_____________________
* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
_____________________
                    ** Delivery of the notes will be made to investors on or about the fifth business day following the date hereof. Under Rule 15c6-1(a) promulgated under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day before delivery will be required, by the virtue of the fact that the notes initially settle T+5, to specify an alternate settlement arrangement at the time of any such
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trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
_____________________
This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
The notes have not been registered under the Securities Act, or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only (1) to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.
ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

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